UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 19, 2003

Date of report (Date of earliest event reported)

CIMA LABS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24424	41-1569769

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10000 Valley View Road Eden Prairie, Minnesota		55344-9361

(Address of Principal Executive Offices)		(Zip Code)

(952) 947-8700

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

     On September 19, 2003, CIMA LABS INC., a Delaware corporation (“CIMA”), issued a press release announcing that after consulting with its financial and legal advisors, the board of directors of CIMA concluded that Cephalon’s September 10, 2003 revised acquisition proposal did not constitute a Superior Proposal (as defined in the merger agreement entered into by and between CIMA and aaiPharma Inc., a Delaware corporation (“aaiPharma”)), but that there is a reasonable likelihood that Cephalon’s revised acquisition proposal would reasonably be expected to result in a Superior Proposal. CIMA’s letter to Cephalon further stated that upon Cephalon signing a confidentiality agreement on terms no less favorable than those in CIMA’s confidentiality agreement with aaiPharma, it would be prepared to furnish Cephalon with nonpublic information about CIMA and to enter into discussions to explore the possibility of a mutually agreeable transaction.

     The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7(c). Exhibits.

     See Exhibit Index.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2003

CIMA LABS INC.

By:	/s/ JAMES C. HAWLEY

James C. Hawley Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description	Method of Filing

99.1	Press Release dated September 19, 2003.	Filed herewith